EXHIBIT 99.2
ENSCO INTERNATIONAL INCORPORATED CONSOLIDATED STATEMENT OF INCOME YEAR ENDED DECEMBER 31, 1999 (in millions, except per share amounts)

As	As
Reported	Adjustment	Restated

REVENUES	$363.7	$ -	-	$363.7

OPERATING EXPENSES
Operating costs	250.8	-	-	250.8
Depreciation and amortization	98.2	-	-	98.2
General and administrative	11.2	-	-	11.2

360.2	-	-	360.2

OPERATING INCOME	3.5	-	-	3.5

OTHER INCOME (EXPENSE)
Interest income	13.7	-	-	13.7
Interest expense, net	(19.3)	-	-	(19.3)
Other, net	7.3	-	-	7.3

1.7	-	-	1.7

INCOME BEFORE INCOME TAXES
AND MINORITY INTEREST	5.2	-	-	5.2

PROVISION (BENEFIT) FOR INCOME TAXES
Current income taxes	(22.4)	(5.7)	(28.1)
Deferred income taxes	19.5	12.1	31.6

(2.9)	6.4	3.5

MINORITY INTEREST	1.4	-	-	1.4

NET INCOME	$ 6.7	$ (6.4)	$ 0.3

EARNINGS PER SHARE
Basic	$ .0	5	$ (.0	5)	$ -	-
Diluted	$ .0	5	$ (.0	5)	$ -	-

ENSCO INTERNATIONAL INCORPORATED CONSOLIDATED STATEMENT OF INCOME THREE MONTHS ENDED MARCH 31, 2000 (in millions, except per share amounts) (Unaudited)

As	As
Reported	Adjustment	Restated

REVENUES	$96.2	$ -	-	$96.2

OPERATING EXPENSES
Operating costs	63.8	-	-	63.8
Depreciation and amortization	23.5	-	-	23.5
General and administrative	3.1	-	-	3.1

90.4	-	-	90.4

OPERATING INCOME	5.8	-	-	5.8

OTHER INCOME (EXPENSE)
Interest income	2.0	-	-	2.0
Interest expense, net	(3.0)	-	-	(3.0)
Other, net	0.1	-	-	0.1

(0.9)	-	-	(0.9)

INCOME BEFORE INCOME TAXES	4.9	-	-	4.9

PROVISION FOR INCOME TAXES
Current income taxes	0.1	(0.1)	-	-
Deferred income taxes	1.0	0.8	1.8

1.1	0.7	1.8

NET INCOME	$ 3.8	$ (0.7)	$ 3.1

EARNINGS PER SHARE
Basic	$ .0	3	$ (.0	1)	$ .0	2
Diluted	$ .0	3	$ (.0	1)	$ .0	2

ENSCO INTERNATIONAL INCORPORATED CONSOLIDATED STATEMENT OF INCOME THREE MONTHS ENDED JUNE 30, 2000 (in millions, except per share amounts) (Unaudited)

As	As
Reported	Adjustment	Restated

REVENUES	$116.6	$ -	-	$116.6

OPERATING EXPENSES
Operating costs	67.7	-	-	67.7
Depreciation and amortization	23.8	-	-	23.8
General and administrative	3.2	-	-	3.2

94.7	-	-	94.7

OPERATING INCOME	21.9	-	-	21.9

OTHER INCOME (EXPENSE)
Interest income	1.3	-	-	1.3
Interest expense, net	(1.9)	-	-	(1.9)
Other, net	0.2	-	-	0.2

(0.4)	-	-	(0.4)

INCOME BEFORE INCOME TAXES	21.5	-	-	21.5

PROVISION FOR INCOME TAXES
Current income taxes	4.0	(0.4)	3.6
Deferred income taxes	1.1	2.5	3.6

5.1	2.1	7.2

NET INCOME	$16.4	$ (2.1)	$14.3

EARNINGS PER SHARE
Basic	$ .1	2	$ (.0	2)	$ .1	0
Diluted	$ .1	2	$ (.0	2)	$ .1	0

ENSCO INTERNATIONAL INCORPORATED CONSOLIDATED STATEMENT OF INCOME THREE MONTHS ENDED SEPTEMBER 30, 2000 (in millions, except per share amounts) (Unaudited)

As	As
Reported	Adjustment	Restated

REVENUES	$149.8	$ -	-	$149.8

OPERATING EXPENSES
Operating costs	81.0	-	-	81.0
Depreciation and amortization	25.2	-	-	25.2
General and administrative	3.3	-	-	3.3

109.5	-	-	109.5

OPERATING INCOME	40.3	-	-	40.3

OTHER INCOME (EXPENSE)
Interest income	1.7	-	-	1.7
Interest expense, net	(4.0)	-	-	(4.0)
Other, net	0.2	-	-	0.2

(2.1)	-	-	(2.1)

INCOME BEFORE INCOME TAXES	38.2	-	-	38.2

PROVISION FOR INCOME TAXES
Current income taxes	8.6	(0.7)	7.9
Deferred income taxes	0.6	4.4	5.0

9.2	3.7	12.9

NET INCOME	$29.0	$ (3.7)	$25.3

EARNINGS PER SHARE
Basic	$ .2	1	$ (.0	3)	$ .1	8
Diluted	$ .2	1	$ (.0	3)	$ .1	8

ENSCO INTERNATIONAL INCORPORATED CONSOLIDATED STATEMENT OF INCOME NINE MONTHS ENDED SEPTEMBER 30, 2000 (in millions, except per share amounts) (Unaudited)

As	As
Reported	Adjustment	Restated

REVENUES	$362.6	$ -	-	$362.6

OPERATING EXPENSES
Operating costs	212.5	-	-	212.5
Depreciation and amortization	72.5	-	-	72.5
General and administrative	9.6	-	-	9.6

294.6	-	-	294.6

OPERATING INCOME	68.0	-	-	68.0

OTHER INCOME (EXPENSE)
Interest income	5.0	-	-	5.0
Interest expense, net	(8.9)	-	-	(8.9)
Other, net	0.5	-	-	0.5

(3.4)	-	-	(3.4)

INCOME BEFORE INCOME TAXES	64.6	-	-	64.6

PROVISION FOR INCOME TAXES
Current income taxes	12.7	(1.2)	11.5
Deferred income taxes	2.7	7.7	10.4

15.4	6.5	21.9

NET INCOME	$ 49.2	$ (6.5)	$ 42.7

EARNINGS PER SHARE
Basic	$ .3	6	$ (.0	5)	$ .3	1
Diluted	$ .3	5	$ (.0	5)	$ .3	1